UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Templeton Global Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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LESS THAN TEN DAYS BEFORE YOUR FUND’S ANNUAL MEETING OF
SHAREHOLDERS—IT IS NOT TOO LATE TO VOTE!

Dear Shareholder:

THERE ARE FEWER THAN 10 DAYS BEFORE TEMPLETON GLOBAL INCOME FUND’S ANNUAL MEETING OF SHAREHOLDERS ON MAY 7TH. We appreciate shareholders’ strong support for your Fund’s management and Trustees. I ask you to join me in protecting your investment in the Fund by voting on the enclosed WHITE proxy card FOR the Fund’s nominees and AGAINST the activist’s proposal today.

Thank you if you have already voted a WHITE proxy card supporting your Fund’s Board. We understand that the proxy contest process can get frustrating; however, in a proxy contest, only the last dated proxy card received by the independent inspector of elections counts for the Annual Meeting.

If you haven’t already done so, please sign, date, and mail the enclosed WHITE proxy card in support of your Fund’s Board today. If you have previously returned a GOLD proxy card from Saba Capital Management (“Saba”), the hedge fund activist, even to vote against the activist nominees and shareholder proposal, please return the WHITE card today. Your proxy vote must be received before May 6th or your shares may not be counted.

Thank you for your continued loyalty and support.

Sincerely,

Rupert H. Johnson, Jr.
Chairman of the Board